CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-57637, No. 33-28849 and No. 33-64666) of Westwood One, Inc., of our report dated February 12, 1997 appearing on page F-2 of this Form 10-K.



PRICE WATERHOUSE LLP




Century City, California
March  7, 1997






























                                   EXHIBIT 24